UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2013

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors (the “Board”) of American Financial Group, Inc. (the “Company”) elected Virginia “Gina” C. Drosos to serve as a director until the next annual meeting of shareholders and until her successor is duly elected and qualified.  Ms. Drosos has also been nominated for re-election to the Board at the Company’s 2013 Annual Meeting of Shareholders to be held in May 2013.  The Board has determined that Ms. Drosos is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by the New York Stock Exchange and The Nasdaq Stock Market.

Ms. Drosos retired from her position as Group President, Global Beauty Care for the Procter & Gamble Company (NYSE: PG), a leading multinational manufacturer of consumer packaged goods, in September 2012.  During her 25-year career at P&G, Ms. Drosos held positions of increasing responsibility, and, as Group President, led a business unit with $6 billion in sales.  She also led strategy, innovation, investment planning and operations for all geographic regions and for over 20 brands, 22 manufacturing sites and more than 6,000 employees.  During her tenure, Ms. Drosos successfully globalized the business with expansions into international markets including over 100 brand/country combinations.

Ms. Drosos currently serves on the Board of Directors of Signet Jewelers Ltd  (NYSE and LSE: SIG), the world’s largest specialty retail jeweler.  She is also on the Board of Directors of Cosmetic Executive Women (“CEW”), a leading industry board, and serves as Chair of the Foundation board where she helped develop a strategy to substantially increase CEW’s Cancer and Careers program reach and funding.  Ms. Drosos holds an MBA from the Wharton School, University of Pennsylvania (1987) and Bachelor of Business Administration from the Terry School, University of Georgia (Magna Cum Laude, 1985).

There is no arrangement or understanding between Ms. Drosos and any other person pursuant to which Ms. Drosos was elected as a director of the Company. Ms. Drosos will receive compensation for her service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation—Director Compensation” in the Company’s proxy statement filed with the SEC on April 2, 2012.

There have been no transactions nor are there any proposed transactions between the Company and Ms. Drosos that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Ms. Drosos will participate in the compensation arrangements for non-employee directors as described beginning on page 44 of the Company’s proxy statement filed with the SEC on April 2, 2012.

In addition, Theodore H. Emmerich, 86, informed the Board that he would retire effective as of the Company’s 2013 Annual Meeting of Shareholders and that he would not stand for re-election to the Board.

A copy of the press release announcing Ms. Drosos’ election and Mr. Emmerich’s retirement announcement is furnished as Exhibit 99 and incorporated by reference in this Item 5.02.

Item 9.01  Financial Statements and Exhibits

      (d)  Exhibits.

99	Press release dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 25, 2013	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President